UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2004

PROVIDIAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12897	94-2933952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street
San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 543-0404

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

Providian Financial Corporation has been informed that Joseph Saunders, its Chairman, President and Chief Executive Officer, and Warren Wilcox, its Vice Chairman, Planning and Marketing, have each adopted a written plan under Rule 10b5-1 of the Securities Exchange Act of 1934 pursuant to which each executive will sell a portion of his holdings of Providian common stock over time.  Mr. Saunders’ plan calls for the sale of approximately 185,000 shares of Providian common stock over a three-month period beginning in mid-December 2004.  Mr. Wilcox’s plan calls for the sale of up to 100,000 shares of Providian common stock per year for two years, beginning in March 2005. Providian anticipates that certain other executive officers of the Company may also from time to time enter into Rule 10b5-1 plans to sell a portion of the shares of Providian common stock that they hold.  Plans may be established in connection with the officers’ tax planning, estate planning and asset diversification goals, and to facilitate the payment by the executive of tax liabilities relating to the vesting of shares of Providian restricted stock and the exercise of stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDIAN FINANCIAL CORPORATION
(Registrant)

Date: November 24, 2004	By:	/s/ Robert Rowe
Robert Rowe
Executive Vice President and Co-General Counsel